SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2003

AVAYA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Mount Airy Road Basking Ridge, NJ		07920
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

Item 9. Regulation FD Disclosure.

On August 12, 2002, Avaya Inc., a Delaware corporation (“Avaya”), filed Amendment No. 1 to its Annual Report on Form 10-K/A for the fiscal year ended September 30, 2002 (the “Form 10-K/A”) to amend certain items in its Annual Report on Form 10-K for the fiscal year ended September 30, 2002 (the “Annual Report”), which was originally filed with the Securities and Exchange Commission on December 23, 2002.  The amendments to the Annual Report are in response to comments received from the Staff of the Division of Corporation Finance of the SEC in connection with their review of Avaya’s Registration Statement on Form S-3 filed with the SEC on June 23, 2003.  None of the amendments to the Annual Report reflected in the Form 10-K/A resulted in a restatement of the financial statements or other financial information included in the Annual Report.

The Form 10-K/A continues to speak as of the date of the original filing of the Annual Report, and Avaya has not updated the disclosures contained therein to reflect any events that occurred at a later date. The filing of the Form 10-K/A shall not be deemed an admission that the original filing, when made, included any untrue statement of a material fact or omitted to state a material fact necessary to make a statement not misleading.

Note: the information in this report is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: August 12, 2003	By:	/s/ Garry K. McGuire
Name: Garry K. McGuire
Title: Chief Financial Officer and
Senior Vice President,
Corporate Development